Alico, Inc. SC TO-I

Exhibit (a)(1)(D)

ALICO, INC.

Offer to Purchase for Cash
Up to 588,235 Shares of its Common Stock
at a Purchase Price of $34.00 Per Share

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT THE END OF THE DAY,
12:00 MIDNIGHT, EASTERN DAYLIGHT TIME, ON OCTOBER 3, 2018,
UNLESS THE OFFER IS EXTENDED OR TERMINATED (SUCH TIME, AS IT MAY BE
EXTENDED, THE “EXPIRATION TIME”).

September 5, 2018

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated September 5, 2018 (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, as they may be amended or supplemented from time to time, the “Offer”), by Alico, Inc., a Florida corporation (the “Company”), to purchase for cash up to 588,235 shares of its common stock, par value $1.00 per share, at a purchase price of $34.00 per share, without interest (the “Purchase Price”), upon the terms and subject to the conditions described in the Offer. All shares purchased pursuant to the Offer will be purchased at the Purchase Price. We will not offer, and we will not pay, different prices to different shareholders in the Offer. Only shares validly tendered and not validly withdrawn will be purchased. Shares tendered but not purchased pursuant to the Offer will be returned promptly following the Expiration Time. See Sections 1, 3 and 4 of the Offer to Purchase.

Upon the terms and subject to the conditions of the Offer, if the number of shares validly tendered and not validly withdrawn prior to the Expiration Time would result in more than 588,235 shares (or such greater number of shares as the Company may elect to purchase, subject to applicable law), all shares tendered will be purchased on a pro rata basis, except for “odd lots” (lots held by owners of fewer than one hundred shares), which will be purchased on a priority basis. See Sections 1, 3, 4 and 6 of the Offer to Purchase.

Because of the “odd lot” priority, proration and conditional tender provisions described above, the Company may not purchase all of the shares that you tender. See Section 1 of the Offer to Purchase.

In addition, the Company has reserved the right, if more than 588,235 shares are tendered in the Offer, to accept for purchase at the Purchase Price pursuant to the Offer up to an additional 2% of its outstanding shares without extending the Expiration Time. See Section 1 of the Offer to Purchase.

We are the holder of record (directly or indirectly) of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender shares we hold for your account.

Please instruct us, by completing the attached Instruction Form, as to whether you wish us to tender all or any portion of the shares we hold for your account on the terms and subject to the conditions of the Offer.

You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

The Offer is not conditioned upon any minimum number of shares being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 7 of the Offer to Purchase.

The Offer and withdrawal rights will expire at the end of the day, 12:00 midnight, Eastern Daylight Time, on October 3, 2018, unless the Offer is extended or terminated.

If you are an Odd Lot Holder (as such term is defined in the Offer to Purchase) and you instruct us to tender on your behalf all of the shares that you own prior to the Expiration Time, and check the box captioned “Odd Lots” on the attached Instruction Form, the Company, on the terms and subject to the conditions of the Offer, will accept all such shares for payment before any proration of the purchase of other tendered shares.

If you wish to tender shares subject to the condition that all or a specified minimum number of your shares tendered must be purchased if any shares tendered are purchased, you may elect to do so by completing the section captioned “Conditional Tender” in the attached Instruction Form.

Any tendering stockholder or other payee who is a United States Holder (as defined in Section 14 of the Offer to Purchase) and who fails to complete, sign and return to the Depositary the Form W-9 included with the Letter of Transmittal (or such other Internal Revenue Service form as may be applicable) may be subject to United States federal income tax backup withholding of 24% of the gross proceeds paid to the United States Holder or other payee pursuant to the Offer, unless such holder establishes that such holder is exempt from backup withholding. In order to avoid backup withholding, any tendering stockholder who is a Non-United States Holder (as defined in Section 14 of the Offer to Purchase) must file an appropriate IRS Form W-8, attesting to such stockholder’s exemption from backup withholding. The form can be obtained from the IRS website at www.irs.gov. See Sections 3 and 14 of the Offer to Purchase.

If you wish to have us tender all or any portion of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed.

If you authorize us to tender your shares, we will tender all your shares unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Time. Please note that the Offer and withdrawal rights will expire at the end of the day, 12:00 midnight, Eastern Daylight Time, on October 3, 2018, unless the Offer is extended or terminated.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, shareholders in any jurisdiction in which the making or acceptance of offers to sell shares would not be in compliance with the laws of that jurisdiction. If the Company becomes aware of any such jurisdiction where the making of the Offer or the acceptance of shares pursuant to the Offer is not in compliance with applicable law, the Company will make a good faith effort to comply with the applicable law. If, after such good faith effort, the Company cannot comply with the applicable law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the shareholders residing in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Company’s behalf by the Dealer Manager (as defined in the Offer to Purchase) or by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

ALTHOUGH THE COMPANY’S BOARD OF DIRECTORS HAS AUTHORIZED THE OFFER, IT HAS NOT, NOR HAS THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY MADE, AND THEY ARE NOT MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES. YOU MUST MAKE YOUR OWN DECISIONS AS TO WHETHER TO TENDER YOUR SHARES AND, IF SO, HOW MANY SHARES TO TENDER. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION IN, OR INCORPORATED BY REFERENCE IN, THE OFFER TO PURCHASE AND IN THE LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. YOU ARE URGED TO DISCUSS YOUR DECISIONS WITH YOUR OWN TAX ADVISORS, FINANCIAL ADVISORS AND/OR BROKERS.

INSTRUCTION FORM WITH RESPECT TO
ALICO, INC.

Offer to Purchase for Cash
Up to 588,235 Shares of its Common Stock
at a Purchase Price of $34.00 Per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated September 5, 2018 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, as they may be amended or supplemented from time to time, the “Offer”), by Alico, Inc., a Florida corporation (the “Company”), to purchase for cash up to 588,235 shares of its common stock, par value $1.00 per share, upon the terms and subject to the conditions described in the Offer to Purchase and in the Letter of Transmittal.

The undersigned instruct(s) you to tender to the Company the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer to Purchase; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the shares is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer to Purchase and the Letter of Transmittal (as amended or supplemented); (5) any foreign exchange obligations triggered by the undersigned’s tender of shares or the receipt of proceeds are solely his or her responsibility; and (6) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items that the withholding agent is legally required to withhold. The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned’s personal data as described in this document by and among, as applicable, the Company, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

The undersigned understands that the Company holds certain personal information about him or her, including, as applicable, but not limited to, the undersigned’s name, home address and telephone number, date of birth, social security number or other identification number, nationality, any shares of common stock held in the Company, details of all options or any other entitlement to shares outstanding in the undersigned’s favor, for the purpose of implementing, administering and managing his or her stock ownership (“Data”). The undersigned understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in his or her country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than his or her country. The undersigned understands that he or she may request a list with the names and addresses of any potential recipients of the Data. The undersigned authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Offer, including any requisite transfer of such Data as may be required to a broker or other third party with whom the undersigned held any shares of the Company’s common stock. The undersigned understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Offer. The undersigned understands that he or she may, at any time, view Data, request additional information about storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents in this letter, in any case without cost. The undersigned understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Offer. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the undersigned understands that he or she may contact the Depositary.

Number of shares to be tendered by you for the account of the undersigned: ____________________ shares. Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

ODD LOTS
(See Section 1 of the Offer to Purchase and Box 6 of the Letter of Transmittal)

Under certain conditions, stockholders holding fewer than one hundred shares may have their shares accepted for payment before any proration of other tendered shares. This preference is not available to partial tenders or to beneficial or record holders of one hundred or more shares in the aggregate, even if these holders have separate accounts or certificates representing fewer than one hundred shares. Accordingly, this section is to be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than one hundred shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than one hundred shares, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company or other nominee that: (a) is tendering for the beneficial owner(s) shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than one hundred shares and is tendering all of such shares.

CONDITIONAL TENDER
(See Section 6 of the Offer to Purchase and Box 6 of the Letter of Transmittal)

A tendering stockholder may condition his or her tender of shares upon the Company purchasing all or a specified minimum number of the shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of shares that must be purchased from the stockholder in order for the stockholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Stockholders are urged to consult with their own tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any stockholder tendering shares. Unless this box has been checked and a minimum number of shares specified, your tender will be deemed unconditional.

☐          The minimum number of shares that must be purchased from me/us, if any are purchased from me/us, is: shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:

☐          The tendered shares represent all shares held by the undersigned.

ALL STOCKHOLDERS WISHING TO GIVE INSTRUCTIONS PURSUANT
TO THIS INSTRUCTION FORM MUST COMPLETE THE FORM BELOW.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Signature(s)

Name(s)
(Please Type or Print)

Taxpayer Identification or Social Security Number:

Address(es):

Zip Code(s):

Daytime Area Code and Telephone Number:

Dated:                , 2018